EXHIBIT 21.1

LIST OF SUBSIDIARIES OF PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(THE “COMPANY”)

Treatment

Perma-Fix of Florida, Inc. (“PFF”), a Florida Corporation, is a 100% owned subsidiary of the Company.

Diversified Scientific Services, Inc., (“DSSI”) a Tennessee Corporation, is a 100% owned subsidiary of the Company.

East Tennessee Materials and Energy Corporation, (“M&EC”) a Tennessee Corporation, is a subsidiary of the Company. The Company owns all of the issued voting Common Stock. M&EC has issued non-voting preferred stock owned by third parties.

Perma-Fix of Northwest Richland, Inc. (“PFNWR”), a Washington Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix Northwest, Inc. (“PFNW”), a Washington Corporation, is a 100% owned subsidiary of the Company.

Services

Safety and Ecology Corporation (“SEC”), a Nevada corporation, is a 100% owned subsidiary of the Company.

Safety and Ecology Radcon Alliance, LLC (“SECRA”), a Nevada corporation, is a 75% owned subsidiary of the Company.

Perma-Fix Environmental Services UK Limited, a United Kingdom corporation, is a 100% owned subsidiary of the Company.

Safety and Ecology Holdings Corporation (“SEHC”), a Nevada corporation, is a 100% owned subsidiary of the Company.

Safety and Ecology Federal Services Corporation, a Nevada corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Canada, a Canadian corporation, is a 100% owned subsidiary of the Company.

Perma-Fix Medical S.A, a Polish Corporation, is a 64% owned subsidiary of the Company.

Discontinued Operations

Perma-Fix of South Georgia, Inc. (“PFSG”), a Georgia Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Michigan, Inc. (“PFMI”), a Michigan Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Memphis, Inc. (“PFM”), a Tennessee Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Dayton, Inc. (“PFD”), an Ohio Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix Treatment Services, Inc. (“PFTS”), an Oklahoma Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Orlando, Inc. (“PFO”), a Florida Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Maryland, Inc. (“PFMD”), a Maryland Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Pittsburgh, Inc. (“PFP), a Maryland Corporation, is a 100% owned subsidiary of the Company.